Exhibit 99.1

China XD Plastics Refutes Allegations in Seeking Alpha Article

HARBIN, China, July 14, 2014 /PRNewswire/ -- China XD Plastics Company Limited (NASDAQ: CXDC, “China XD Plastics” or the “Company”), one of China’s leading specialty chemical players engaged in the development, manufacture and sale of polymer composite materials primarily for automotive applications, today strongly refuted the irresponsible allegations made in an article posted by Bleecker Street Research (“Bleecker Street”) on Seeking Alpha’s website on July 10, 2014 (the “Bleecker Street Article”).
China XD Plastics believes that the Bleecker Street Article contains numerous errors of facts, misleading speculations and malicious interpretations of events. China XD Plastics believes that the dissemination of these spurious allegations is irresponsible. The Company is currently evaluating what actions it will take with regard to Bleecker Street.
 “The Company has worked hard to build its credibility with the investment community.  We are outraged that such irresponsible allegations have been made,” said Jie Han, Chairman of the Board of Directors and Chief Executive Officer of China XD. “We believe that it is important for us to separate facts from fiction and to point out the numerous discrepancies between the allegations in Bleecker Street Article and the actual facts.  We are confident that investors who know us will stand by our side.”
The following presents the Company’s rebuttal to the major allegations in the article.
Fact: China XD Plastics Raised Capital at Market Rates
The Company’s $150 million guaranteed senior note offering was issued at the prevailing market interest rate. The interest rate was determined by the supply and demand after the road show, and the management believes that it reflected the market rate at the time of issuance for a BB- rated, non-real estate first-time Chinese bond issuer. The senior note offering was underwritten by reputable underwriters, with Morgan Stanley and UBS as joint global coordinators.
The Company believes that this long-term financing has provided the Company with much higher capital planning certainty so as to enable the financing of the Company’s construction and expansion in Southwest China. Prior to the senior note offering, 100% of the Company’s debt was short-term, and given (a) the increasingly tightening credit environment in China, and (b) the Company’s multi-year expansion project in Southwest China, the Company believes that the five-year note has improved its capital structure with long-term funding to fix the previous mismatch between its funding source and the construction of its Southwest China plants. Another sign of the success of the note offering is the quality of institutional investors that participated.  The Company believes that by having these prominent institutional investors as bondholders, it will be able to bring additional awareness and recognition of China XD Plastics in the investment community.
Fact: CXDC’s Gross Margins Are in Line with Competitors Who Engage in Similar Business Lines
Contrary to the allegations, the Company’s margins are in line with those of comparable competitors who serve the auto segment.  The comparison to Guangzhou Kingfa Science & Technology Co., Ltd. (“Kingfa”) is misguided. The Bleecker Street Article compared the overall gross margins of the companies, but it failed to take into account the effect of the raw materials trading business and the products for general purposes on the gross margin of Kingfa. According to the disclosure on Kingfa’s website, the raw materials trading business contributed approximately 20.0%, 17.3%, 21.2% and 23.7%  of its revenues with gross margins of approximately 5.9%, 4.5%, 3.5% and 3.7%, respectively, from 2010 to 2013. A better comparable for the Company would be Shanghai Pret Composites Co., Ltd., another Chinese company in the modified plastics industry, whose business is significantly concentrated in automotive applications. According to its annual reports, Shanghai Pret’s gross margins in the automotive sector were approximately 18.9%, 17.7%, 22.6% and 20.9%, respectively, from 2010 to 2013, which were very similar to those of China XD Plastics.

Fact: CXDC’s R&D Expenditures are Reasonable and Effective
The Company’s R&D expenses accounted for 3.1%, 3.6% and 2.0% of its revenues in 2011, 2012, and 2013, respectively. Contrary to what the Bleecker Street Article claims, China XD Plastics’ R&D spending is well in line with the industry average. In the first quarter of 2014, the Company’s R&D expenses, as a percentage of revenues, increased to 3.9%, reflecting increased research and development activities on new products, which were primarily experiments for automotive applications and non-automotive applications such as aerospace, high-speed trains, biological and medical fields.
The comparison between R&D expenditures and profitability that the Bleecker Street Article made is illusory. To begin with, Kingfa’s lower profitability as compared to the Company could be attributable to many factors, of which R&D expenditures is only one.  While each and every factor will not be examined herein, as indicated previously, Kingfa and the Company are engaged in different market segments. That alone might reasonably have contributed to the differences in the relationship between R&D expenditures and profitability. The R&D expenses as a percentage of revenues of Shanghai Pret, a smaller player with a similar line of business to that of China XD, were approximately 2.7%, 2.8%, 3.1%, and 3.3%, respectively, from 2010 to 2013.
Further, the commercialization of products based on R&D expenditures is a function of many factors, including the efficacy of the R&D program, the competitive environment for new products, and the time lag between R&D and final commercialization. China XD Plastics was the first Chinese company in the automotive modified plastics business and has dedicated itself to the research and development of automotive polymer composite materials for 29 years, having entered the field almost two decades earlier than its domestic competitors.  It has utilized its accumulated experience, industry leading advisory panel and deep customer knowledge to guide its R&D program, enabling it to be more effective in commercializing new products. The Company’s R&D center was also recognized as a National Enterprise Technology Center, a top honor bestowed on very few companies in the industry in China. This is recognition of its R&D commitment, advanced facilities, top caliber researchers and its R&D results. Accordingly, the Company believes its R&D expenditures are both reasonable and effective.
Fact: A Company’s Days Sales Outstanding (DSO) can Fluctuate due to Macroeconomic Conditions and CXDC’s DSO has Stabilized
The Company’s DSO increased in 2013 due to the general slowdown in the Chinese economy and its proactive marketing strategy to penetrate the East China market. The Company’s DSO, however, has been mostly below 90 days, which is both the term agreed with its customers and in line with the industry norm. China XD Plastics has seen its DSO stabilized in recent quarters and remains confident that the DSO will be reduced this year compared to 2013, due to its solid footing in the East China market.  The Company has disclosed the DSO trend in its public filings multiple times.
Fact: Mr. Zhang Conducts Business Based on the Highest Ethical Standards and was not Employed by Companies When They Were Accused of Wrongdoings
Our Board stands by Mr. Zhang, who has served dutifully since May 2009 as the Company’s CFO.  Regarding Mr. Zhang’s employment history, we note that Mr. Zhang was not employed by either of the companies mentioned in the Bleecker Street Article when those companies were accused of wrongdoing, and there has not been any suggestion that he was involved in any alleged wrongdoing. The insinuations in the Bleecker Street Article on Mr. Zhang’s ethics are irresponsible and unfounded. Based in New York, Mr. Zhang is the manager of the Company’s New York office and in charge of attending to matters related to the US capital markets and overseeing investor relations. Mr. Zhang travels to and spends time in the Company’s Harbin office throughout the year and communicates with the Company’s management and staff on a regular basis.
Fact: China XD Plastics’ Change of Auditors was Based on its Growth and is Justifiable
The Bleecker Street Article insinuated that there was something improper about the Company’s change of auditors over the years. Each change was at the discretion of the Company’s Board and its audit committee, with an eye towards engaging a larger and more reputable accounting firm, consistent with the stage of the Company’s growth. In 2011, against the backdrop of many Chinese companies coming under scrutiny for irregular accounting practices, the Company decided to engage KPMG, a Big 4 accounting firm. This was intended to enhance investor confidence and bolster the Company’s internal financial controls. Since having been engaged, KPMG has issued unqualified audit opinions on the Company’s consolidated financial statements for the years ended December 31, 2011, 2012 and 2013.

Fact: The Company’s SEC and SAIC Filings are Consistent
Had Bleecker Street Research consolidated our financial statements to include all of the Company’s subsidiaries and done a reconciliation between US GAAP and China accounting principles, it would have concluded that our SAIC and SEC filings are consistent. Bleecker Street Research failed to include the SAIC filings of all subsidiaries of the Company in its calculations. In addition to this failure, such methodology is also flawed because it does not, for example, take into account any eliminations of inter-group transactions.
In conclusion, the Bleecker Street Article’s claims are groundless and specious. While we have not undertaken to correct all of the misguided information in the article, we trust that the weaknesses of their claims are clear from the foregoing facts and discussion. We feel the irregular trading caused by the allegations merit responses from the Company for the benefit of our shareholders and all of our constituents.
About China XD Plastics Company Limited
China XD Plastics Company Limited, through its wholly-owned subsidiaries (the “Company”), develops, manufactures and sells polymer composites materials, primarily for automotive applications. The Company’s products are used in the exterior and interior trim and in the functional components of 24 automobile brands manufactured in China, including Audi, BMW, Toyota, Buick, Mazda, and VW Passat, Golf, and Jetta. The Company’s wholly owned research center is dedicated to the research and development of polymer composites materials and benefits from its cooperation with well-known scientists from prestigious universities in China. As of March 31, 2014, 290 of the Company’s products have been certified for use by one or more of the automobile manufacturers in China. For more information please visit http://www.chinaxd.net.
Safe Harbor Statement
This announcement contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact in this announcement are forward-looking statements, including but not limited to, the Company’s ability to raise additional capital to finance the Company’s activities; investors’ confidence in the Company and stock performance of the Company in light of spurious allegations in the market; the effectiveness, profitability, and the marketability of its products; legal and regulatory risks; the Company’s ability to execute its growth strategy and the effectiveness of its marketing strategy; the future trading of the common stock of the Company; the Company’s ability to operate as a public company; general economic and business conditions; the volatility of the Company’s operating results and financial condition; and other risks detailed in the Company’s filings with the Securities and Exchange Commission and available on its website at http://www.sec.gov. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations, assumptions, estimates and projections about the Company and the industry. The Company undertakes no obligation to update forward-looking statements to reflect subsequent occurring events or circumstances, or to changes in its expectations, except as may be required by law. Although the Company believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that its expectations will turn out to be correct, and investors are cautioned that actual results may differ materially from the anticipated results.

Contacts:
China XD Plastics
Mr. Taylor Zhang
Phone: +1-212-747-1118
Email: cxdc@chinaxd.net